Exhibit 10.25

Subscription Agreement

September 15, 2019

Mosaic Acquisition Corp.

375 Park Avenue

New York, NY 10152

Vivint Smart Home, Inc.

4931 North 300 West

Provo, UT 84604

Ladies and Gentlemen:

WHEREAS, in connection with the proposed business combination (the “Transaction”) between Mosaic Acquisition Corp., a Delaware corporation (the “Company”), Maiden Merger Sub, Inc., a Delaware corporation, and Vivint Smart Home, Inc., a Delaware corporation (“Voyager”), pursuant to an Agreement and Plan of Merger, dated as of September 15, 2019, among the Company, Merger Sub and Voyager (as may be amended and/or restated, the “Transaction Agreement”), the Company proposes to issue and sell to Blackstone Family Investment Partnership VI - ESC L.P. (the “Subscriber”) 60,470 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), in a private placement transaction (such transaction, the “Subscription”).

NOW, THEREFORE, the Subscriber, the Company and Voyager agree as follows (this “Agreement”):

1.    Subscription. Subject to the terms and conditions hereof, the Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the Subscriber, 60,470 shares of Class A Common Stock (the “Shares”) for an aggregate purchase price of $604,700.00 (the “Subscription Amount”). Notwithstanding anything in this Agreement to the contrary but subject to the following proviso, in the event the Closing occurs and the Subscription Amount is funded in accordance with Section 2 below, the Subscriber shall have no liability for any claims or losses arising out of this Agreement; provided, in the event the Subscription Amount is not funded in accordance with Section 2 below, the Subscriber’s liability for any claims or losses arising out of this Agreement shall be limited to the Subscription Amount.

2.    Closing. The closing of the sale of Shares (the “Closing”) contemplated under this Agreement shall occur on the date of, and immediately prior to, the consummation of the Transaction. Upon (i) satisfaction of the conditions set forth in Section 3 below and (ii) written notice from (or on behalf of) the Company to the Subscriber (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than two (2) Business Days from the date of the Closing Notice, the Subscriber shall deliver to the Company on or prior to the closing date specified in the Closing Notice (the “Expected Closing Date”; the date on which the Closing actually occurs, the “Closing Date”) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery of the Shares in certificated or book entry form to the Subscriber or to a custodian designated by the Subscriber, as applicable. In the event the closing of the Transaction does not occur within ten (10) Business Days of the Expected Closing Date, the Company shall promptly (but no later than ten (10) Business Days thereafter) return the Subscription Amount to the Subscriber by wire transfer of United States dollars in immediately available funds to the account specified by the Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation, (A) a failure to close on the Expected Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in Section 3 of this Agreement to be satisfied or waived on or prior to the Closing, and (B) the Subscriber shall still be obligated to consummate the Closing upon (I) satisfaction of the conditions set forth in Section 3 below and (II) the Company’s delivery to the Subscriber of a new Closing Notice.

3.    Closing Conditions.

(a)    The obligation of the Subscriber, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or written waiver by the Subscriber and the Company prior to the Closing of the following conditions:

(i)    there shall not have been enacted or promulgated any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any court or governmental agency or body, domestic or foreign, nor any statute, rule or regulation, in either case, enjoining or prohibiting the consummation of the Subscription; and

(ii)    the Transaction as set forth in the Transaction Agreement shall have been consummated substantially concurrently with the Closing.

(b)    The obligation of the Subscriber to effect the Closing is also subject to the satisfaction or written waiver by the Subscriber prior to the Closing of the following conditions:

(i)    all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the date hereof and the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Agreement as of the Closing Date, but in each case without giving effect to consummation of the Transaction; provided, in the event this condition would otherwise fail to be satisfied as a result of a breach of one or more of the representations and warranties of the Company contained in this Agreement and the facts underlying such breach would also cause a condition to Voyager’s obligations under the Transaction Agreement to fail to be satisfied, this condition shall nevertheless be deemed satisfied in the event Voyager waives such breach under the Transaction Agreement; and

(ii)    no amendment or modification of the Transaction Agreement (as the same exists on the date hereof as provided to the Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Agreement, unless the Subscriber has consented in writing to such amendment or modification.

(c)    The obligation of the Company to effect the Closing is also subject to the satisfaction or written waiver by either the Company or Voyager prior to the Closing of the following condition:

(i)    all representations and warranties of the Subscriber contained in this Agreement shall be true and correct in all material respects at and as of the date hereof and the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements of the Subscriber contained in this Agreement as of the Closing Date, but in each case without giving effect to consummation of the Transaction.

4.    Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Agreement.

5.    Company Representations and Warranties. The Company represents and warrants to the Subscriber that:

(a)    The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted.

(b)    The Shares have been duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Certificate of Incorporation or under the laws of the State of Delaware.

(c)    This Agreement has been duly authorized, executed and delivered by the Company and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d)    The issuance and sale of the Shares and the performance by the Company of this Agreement and the consummation of the transactions herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the ability of the Company to consummate the transactions herein (a “Company Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Company Material Adverse Effect.

(e)    There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares, or (ii) the securities to be issued pursuant to any other subscription agreement with investors that have agreed to purchase securities in connection with the Transaction, that have not been or will be waived on or prior to the Closing Date.

(f)    The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Agreement for which the Subscriber could become liable (it being understood that the Subscriber will effectively bear its pro rata share of any such expenses indirectly as a result of its investment in the Company).

(g)    As of the date of this Agreement, the authorized capital stock of the Company consists of 221,000,000 shares of capital stock, consisting of (i) 200,000,000 shares of Class A Common Stock, (ii) 20,000,000 shares of Class F Common Stock, par value $0.0001 per share, and (iii) 1,000,000 shares of Preferred Stock. As of the date of this Agreement, the issued and outstanding capital stock of the Company consists of 43,125,000 shares of capital stock, consisting of (A) 34,500,000 shares of Class A Common Stock, (B) 8,625,000 shares of Class F Common Stock, and (C) no shares of Preferred Stock. As of the date of this Agreement, the Company has 17,433,334 warrants outstanding, each such warrant entitling the holder thereof to purchase one (1) share of Class A Common Stock.

6.    Subscriber Representations and Warranties. The Subscriber represents and warrants to the Company that:

(a)    The Subscriber is (i) a “qualified institutional buyer” (as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933 as amended (the “Securities Act”)) or (ii) an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the requirements set forth on Schedule A, and is acquiring the Shares only for his, her or its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto).

(b)    The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and

(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entry account representing the Shares shall contain a legend to such effect substantially consistent with the legend set forth in Section 7(b). The Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A. The Subscriber understands and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

(c)    The Subscriber understands and agrees that the Subscriber is purchasing Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber with respect to the Shares by the Company, or its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement.

(d)    The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed (i) the Company’s and APX Group Holdings, Inc.’s filings with the Securities and Exchange Commission (“SEC”); and (ii) certain business and legal due diligence materials with respect to Voyager provided to the Subscriber by the Company. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and the Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(e)    The Subscriber became aware of this offering of the Shares solely by means of direct contact between the Subscriber and the Company or a representative of the Company, and the Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Company or a representative of the Company. The Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to the Subscriber, by any other means. The Subscriber acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(f)    The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s and APX Group Holdings, Inc.’s filings with the SEC. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

(g)    Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

(h)    In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by anyone other than the Company concerning the Company or the Shares or the offer and sale of the Shares.

(i)    The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(j)    The Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

(k)    The execution, delivery and performance by the Subscriber of this Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound, and will not violate any provisions of the Subscriber’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable, or any other agreements to which it is party or to which its assets or business are subject. The signature of the Subscriber on this Agreement is genuine, and the signatory has been duly authorized to execute the same, and this Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(l)    Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(m)    The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by law, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by law, it maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

(n)    Subject to the satisfaction of the terms and conditions of this Agreement, the Subscriber will have sufficient funds to pay the Subscription Amount pursuant to Section 2 at the Closing.

(o)    The Subscriber acknowledges and agrees that this Agreement is being entered into in order to induce Voyager to enter into the Transaction Agreement and that Voyager is a third-party beneficiary of the Subscriber’s commitment hereunder.

7.    Delivery of Securities.

(a)    The Company shall register the Subscriber as the owner of the Shares purchased by the Subscriber hereunder (individually or collectively, the “Securities”) in the appropriate books and records of the Company and with the Company’s transfer agent in certificated form or by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the Closing.

(b)    Each register and book entry for the Securities shall contain a notation, and each certificate (if any) evidencing the Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SUBSCRIPTION AGREEMENT BY AND AMONG THE HOLDER AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(c)    If the Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at the Subscriber’s request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 7(b). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Securities without any such legend.

8.    Stockholders Agreement; Registration Rights Agreement. The Subscriber, the Company and the other parties thereto have entered into a stockholders agreement concurrently with the execution of this Agreement attached hereto as Exhibit 1. The Subscriber, the Company and the other parties thereto have entered into a registration rights agreement concurrently with the execution of this Agreement attached hereto as Exhibit 2.

9.    Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) the mutual written agreement of each of the parties hereto and Voyager to terminate this Agreement or (c) if any of the conditions to Closing set forth in Section 3 of this Agreement are not satisfied or waived on or prior to the Closing and, as a result thereof, the transactions contemplated by this Agreement are not consummated at the Closing. The Company shall promptly notify the Subscriber of (i) the termination of the Transaction Agreement promptly after the termination of such agreement, (ii) any amendment to the Transaction Agreement and (iii) any waiver of any of the conditions specified in Article IX of the Transaction Agreement.

10.    Trust Account Waiver. The Subscriber acknowledges that the Company is a blank check company with the powers and privileges necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Company, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses. The Subscriber hereby acknowledges that the Company established the trust account at J.P. Morgan Chase Bank, N.A. (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee, pursuant to the Investment Management Trust Agreement, dated October 18, 2017, by and between the Company and the trustee, for the benefit of its public shareholders upon the closing of its initial public offering. For and in consideration of the Company entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement.

11.    Miscellaneous.

(a)    The Company may not assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the Subscriber and Voyager. The Subscriber may assign this Agreement and any of its rights, interests or obligations hereunder (including the Subscriber’s rights to purchase the Shares) to (i) BCP Voyager Holdings LP or (ii) any Person who is both (A) an accredited investor and (B) an equityholder of 313 Acquisition LLC (“313”) or an equityholder of Voyager (other than 313), in either case of clause (i) or clause (ii), as of the date of this Agreement (such a Person (other than the Subscriber or Blackstone VNT Co-Invest, L.P.), an “Eligible Participant”); provided, however, that any such assignment shall not relieve the Subscriber of its obligations under this Agreement in the event that such assignee of the Subscriber fails to perform its obligations hereunder and that, without the prior written consent of the Company and Voyager, such assignee shall not be permitted to further assign any such rights, interests or obligations assigned to it; provided, further, that the aggregate amount of the Subscription Amount assigned to all Eligible Participants may not exceed an amount equal to the Subscription Amount multiplied by the percentage of the beneficial ownership of Voyager owned by all Eligible Participants (for the avoidance of doubt, the Eligible Participants’ beneficial ownership of Voyager shall be determined by combining the Eligible Participants’ direct ownership in Voyager and the Eligible Participants’ indirect ownership in Voyager through 313 (as determined based on their pro rata ownership of 313)).

(b)    The Company may request from the Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of the Subscriber to acquire the Shares, and the Subscriber shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

(c)    The Subscriber acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate. The Subscriber further acknowledges and agrees that Voyager is a third-party beneficiary of the representations and warranties of the Subscriber contained in Section 6 of this Agreement.

(d)    Each of the Company and Voyager is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)    All the agreements, representations and warranties made by each party hereto in this Agreement shall survive the Closing.

(f)    This Agreement may not be modified or waived (i) except by an instrument in writing, signed by the party against whom enforcement of such modification or waiver is sought and (ii) without the prior written consent of Voyager.

(g)    This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns; provided, that, subject to the terms and conditions of this Agreement and the Transaction Agreement, Voyager shall have the right, as a third party beneficiary of this Agreement, to obtain specific performance of the Subscriber’s obligation to cause the Subscription Amount to be funded when due hereunder (including, to the extent necessary to cause such funding, to cause the Subscriber to use reasonable best efforts to enforce contractual commitments available to the Subscriber), but solely to the extent the Company has the right hereunder to enforce such obligation pursuant to the terms, and subject to the conditions, hereof and solely to the extent required to give effect to a grant of specific performance to Voyager under and in accordance with the terms and conditions of the Transaction Agreement (as in effect on the date hereof), and for no other purpose, which right of Voyager as third party beneficiary shall be the sole and exclusive direct or indirect right and remedy (whether at law or in equity) available to Voyager and its security holders and affiliates (or available to any Person claiming by, through, or on behalf or for the benefit of any of them) against the Subscriber or any of its direct or indirect equityholders, management companies, affiliates, agents, attorneys, or representatives, and any financial advisor or lender or any affiliate of any of the foregoing, with respect to any claim (whether sounding in contract or tort, under statute or otherwise) arising under or related to the Transaction Agreement or this Agreement or the transactions contemplated hereby or thereby or related negotiations, including without limitation in connection with any beach or alleged breach by the Company of any obligation under or related to the Transaction Agreement (whether or not any such breach or alleged breach is caused by the Subscriber’s breach of its obligations under this Agreement) and any breach or alleged breach by the Subscriber of any obligation under or related to this Agreement.

(h)    Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)    If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)    This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(m)    Each party hereto hereby, and any person asserting rights as a third party beneficiary hereunder may do so only if he, she or it, irrevocably agrees that any claims shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware located in New Castle County or, if such courts decline to exercise jurisdiction, any federal or state court located in New York County, New York, and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a claim that is filed in accordance with this Section 11(m) is pending before a court, all actions, suits or proceedings with respect to such claim or any other claim, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any claim, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 11(m) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

12.    Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Voyager, any of its affiliates or any of its or their control persons, officers, directors and employees), other than the statements, representations and warranties contained in this Agreement, in making its investment or decision to invest in the Company. The Subscriber agrees that neither (i) any other purchaser pursuant to this Agreement or any other agreement related to the private placement of the Shares (including the respective controlling persons, officers, directors, partners, agents, or employees of any such purchaser) nor (ii) Voyager, its affiliates or any of its or their affiliates’ control persons, officers, directors or employees, shall be liable to any other purchaser pursuant to this Agreement or any other Agreement related to the private placement of the Shares for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Subscriber has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth above.

Name of Subscriber: BLACKSTONE FAMILY INVESTMENT PARTNERSHIP VI - ESC L.P. By: BCP VI SIDE-BY-SIDE GP L.L.C., its general partner

By:	/s/ Peter Wallace
Name:	Peter Wallace
Its:	Senior Managing Director

IN WITNESS WHEREOF, the Company has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth above.

MOSAIC ACQUISITION CORP.

By:	/s/ David M. Maura
Name:	David M. Maura
Title:	Chairman, President and Chief Executive Officer

IN WITNESS WHEREOF, Voyager has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth above.

VIVINT SMART HOME, INC.

By:	/s/ Alex J. Dunn
Name:	Alex J. Dunn
Title:	President

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)).

B.	B. INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	X We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act.) for one or more of the following reasons (Please check the applicable subparagraphs):

☐

We are a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	We are a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐	We are an insurance company, as defined in Section 2(13) of the Securities Act.

☐	We are an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐	We are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐

We are a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐

We are an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

☐	We are a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

X

We are a corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c) (3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.

☐

We are a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐	We are an entity in which all of the equity owners are accredited investors.

C.	AFFILIATE STATUS

(Please check the applicable box)

THE SUBSCRIBER:

☐	is:

X	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by the Subscriber and constitutes a part of the Agreement

EXHIBIT 1

STOCKHOLDERS AGREEMENT

[attached]

EXHIBIT 2

REGISTRATION RIGHTS AGREEMENT

[attached]